Exhibit 99.1

           Vastera Announces First Quarter Results for 2003

    DULLES, Va.--(BUSINESS WIRE)--April 24, 2003--Vastera, Inc.
(Nasdaq:VAST)

    --  Exceeds Revenue Estimates

    --  Maintains Pro Forma Profitability

    --  Managed Services Revenues Increased 25% Over Prior Year

    Vastera, Inc. (Nasdaq:VAST), the worldwide leading provider of solutions for Global Trade Management, today announced results for the first quarter ended March 31, 2003.
    Total revenues for the first quarter were $20.9 million, up 10% over last year and up 6% sequentially. Managed Services revenues for the first quarter were $13.6 million, up 25% over last year and up 11% sequentially.
    The Company's reported net loss for the first quarter was $878,000, or a loss of $0.02 per share. This compares to a net loss of $2.2 million, or a loss of $0.06 per share in the same quarter last year. Pro forma earnings for the quarter were $323,000, or $0.01 per share, compared to a pro forma loss of $789,000, or $0.02 per share in the same quarter last year. Pro forma earnings exclude amortization, stock-based compensation and income taxes. A reconciliation of pro forma earnings to U.S. GAAP is contained in the financial information tables that follow. In the first quarter, the Company also generated $1.4 million of earnings before interest, taxes, depreciation and amortization (EBITDA), excluding stock-based compensation(1). The company ended the quarter with $55.5 million of cash and cash equivalents and short-term investments.
    Vastera closed 19 deals in the quarter, 15 with new clients and 4 with existing clients. Of the 19 deals, 10 were software/Managed Services and 9 were Trade Management Consulting. Deals signed in this quarter included NEMAK, Kyocera-Wireless, Johnson Controls, Arrow, and BAX Global.
    "In the midst of a challenging geopolitical and economic environment we delivered another solid quarter and our third in a row of sequential growth," said Mark Ferrer, President and CEO of Vastera. "The macro trade environment continues to put more information management demands on large multi-nationals which our solutions can help them meet. We remain optimistic about the long-term prospects for our business, therefore, we continue to make strategic investments that will position us well when the overall spending environment improves."

    Financial Guidance

    For the second quarter ending June 30, 2003, the Company expects revenues of between $20.9 to $21.4 million, with pro forma EPS of $0.01.
    The Company reaffirmed its guidance for the total year 2003 revenues of between $84 to $88 million, with pro forma EPS of between $0.05 - $0.07.

    Earnings Call Details

    Vastera will be hosting its first quarter earnings conference call on Thursday, April 24, at 4:30 p.m. EDT. The call is scheduled to last one hour.
    Interested participants may access the call by dialing a toll-free number in the U.S. (800) 967-7135, and a caller-paid number from outside of the U.S. (719) 457-2626. The participant code for the call is 456177. Participants are asked to dial in five to ten minutes prior to the scheduled start time.
    A replay of the call will be available through May 1, 2003, by dialing a toll free number in the U.S. (888) 203-1112, and a caller paid number from outside of the U.S. (719) 457-0820. The participant code for the replay call is 456177.

    About Vastera

    Vastera is the worldwide leader in providing solutions for Global Trade Management (GTM). Vastera clients realize significant reductions in costs to manage their global trade operations while improving compliance with government regulations and service levels to end customers. Vastera's GTM solutions include: TradeSphere (software), Trade Management Consulting (business process consulting), and Managed Services (business process outsourcing). TradeSphere interprets country-specific information requirements while providing visibility of in-transit inventory and providing governments with accurate information prior to goods arriving at borders. By combining TradeSphere with Vastera's Trade Management Consulting, companies can standardize and automate current business processes, more effectively manage supplier and partner relationships, while reducing costs and cycle times and increasing cash flow. Through Vastera's Managed Services offering, clients gain the benefit of world-class trade expertise, an integrated global software platform and process knowledge. These companies achieve guaranteed hard dollar cost savings, take full advantage of preferential trade programs and improve international service levels without having to internally deploy software or hire trade experts throughout the world. As the only publicly traded company focused exclusively on global trade, Vastera has nearly 600 professionals, in 13 countries, with over 400 clients utilizing their GTM solutions. For more information, please visit www.vastera.com.

    This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are "forward looking" statements, which are subject to the many risks and uncertainties that exist in Vastera's operations and business environment. These risks and uncertainties may cause actual results to differ materially from the expected results and include, but are not limited to, Vastera's limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, the ability to successfully implement Vastera's expansion plans, risks related to the Internet, risks related to legal uncertainty and other risks which are set forth in more detail in Vastera's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents filed from time to time with the Securities and Exchange Commission.

    (1) Although pro forma income and EBITDA, as calculated by the Company, are not U.S. GAAP financial measures, management believes it is an appropriate financial measure of the Company's operating performance for the reasons stated in the footnotes to the financial information tables that follow.

                             VASTERA, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (In thousands, except per share data)

                                                  March 31,  Dec. 31,
                                                    2003       2002
                                                 ----------- ---------
                                                 (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                        $ 27,295  $ 23,696
  Short-term investments                             28,240    33,261
  Accounts receivable, net of allowance for
   doubtful accounts of $1,040 and $948,
   respectively                                      18,991    18,409
  Prepaid expenses and other current assets           2,643     2,535
                                                 ----------- ---------
    Total current assets                             77,169    77,901
Property and equipment, net                          12,604    11,934
Intangible assets and goodwill, net                  74,254    74,755
Deposits and other assets                             1,561       974
                                                 ----------- ---------
    Total assets                                   $165,588  $165,564
                                                 =========== =========

Liabilities and Stockholders' Equity
Current liabilities:
  Line of credit and capital lease obligations,
   current                                         $  2,632  $  2,150
  Accounts payable                                    2,857     4,277
  Accrued expenses                                    7,172     6,937
  Accrued compensation and benefits                   1,448     1,543
  Deferred revenue, current                          10,095     9,446
                                                 ----------- ---------
    Total current liabilities                        24,204    24,353
Long-term liabilities:
  Line of credit and capital lease obligations,
   net of current portion                             1,458     1,078
  Deferred revenue, net of current portion            2,143     2,476
                                                 ----------- ---------
    Total liabilities                                27,805    27,907
                                                 ----------- ---------
Commitments and contingencies

Stockholders' equity:
  Common stock, $0.01 par value; 100,000 shares
   authorized; 40,621 and 40,490, shares issued
   and outstanding, respectively                        406       405
  Additional paid-in capital                        323,289   323,010
  Accumulated other comprehensive loss               (1,926)   (2,280)
  Deferred compensation                                (618)     (988)
  Accumulated deficit                              (183,368) (182,490)
                                                 ----------- ---------

    Total stockholders' equity                      137,783   137,657
                                                 ----------- ---------

    Total liabilities and stockholders' equity     $165,588  $165,564
                                                 =========== =========


                             VASTERA, INC.

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)


                                                        Three Months
                                                           Ended
                                                         March 31,
                                                      ---------------
                                                        2003    2002
                                                      ------- -------
Revenues:
  Managed services revenues                           $13,615 $10,930
  Software revenues                                     2,731   3,519
  Services revenues                                     4,598   4,606
                                                      ------- -------
    Total revenues                                     20,944  19,055
                                                      ------- -------

Cost of revenues:
  Cost of managed services revenues                     7,436   5,377
  Cost of software revenues                               682     536
  Cost of services revenues                             3,369   3,377
                                                      ------- -------

Operating expenses:
  Sales and marketing                                   2,244   3,387
  Research and development                              3,037   3,948
  General and administrative                            2,740   2,554
  Depreciation                                          1,301     970
  Amortization                                            680     453
  Stock-based compensation                                370     852
                                                      ------- -------
    Total operating expenses                           10,372  12,164
                                                      ------- -------

Loss from operations                                     (915) (2,399)
    Other income, net                                     188     305
                                                      ------- -------
Loss before income taxes                                 (727) (2,094)
Income taxes                                             (151)    (91)
                                                      ------- -------

Net loss attributable to common stockholders             (878) (2,185)
                                                      ======= =======

Basic and diluted net loss per common share           $ (0.02)$ (0.06)

Weighted-average common shares outstanding             40,600  39,282


                             VASTERA, INC.

                     OTHER SELECTED FINANCIAL DATA
                            (In thousands)
                              (Unaudited)


                                                        Three Months
                                                            Ended
                                                          March 31,
                                                       ---------------
                                                         2003    2002
Pro forma earnings (loss) attributable to common
 stockholders (a)                                        $323   $(789)
EBITDA (a)                                             $1,436   $(124)

Pro forma earnings (loss) per common share,
 basic (a)                                              $0.01  $(0.02)
Pro forma earnings (loss) per common share,
 diluted (a)                                            $0.01  $(0.02)

Pro forma weighted-average common shares outstanding,
 basic                                                 40,600  39,282
Pro forma weighted-average common shares outstanding,
 diluted                                               41,598  39,282



    (a) Pro forma earnings (loss) excludes amortization, stock-based compensation and income taxes. To assess fully the Company's financial operating results, management believes that pro forma earnings (loss) is an appropriate measure of evaluating operating performance and liquidity of the Company, because it reflects more accurately operating performance of the Company for the reporting period by excluding those charges associated with past events that are not related to current operations or, in the case of income taxes, amounts that are not used to measure operating performance but rather are derived from it. The excluded amortization is associated with identifiable intangible assets from prior acquisitions. The excluded stock-based compensation pertains to deferred compensation charges recorded in connection with the Company's initial public offering of its shares of common stock and from prior acquisitions. EBITDA excludes amortization, stock-based compensation, income taxes, depreciation, and other income, net. EBITDA is also an appropriate measure of evaluating operating performance and liquidity of the Company, because it reflects the resources available from the current reporting period's operations for operating and strategic opportunities including, among others, investing in the business, meeting financing obligations, making strategic acquisitions, and paying other cash obligations. These financial measures, however, should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Reconciliations of these pro forma results to U.S. GAAP are set forth on the following schedules.


                             VASTERA, INC.

        RECONCILIATION OF US GAAP NET LOSS TO PRO FORMA RESULTS
                            (In thousands)
                              (Unaudited)



                                                        Three Months
                                                           Ended
                                                          March 31,
                                                      ----------------
                                                        2003     2002
                                                      ------- --------

U.S. GAAP Net loss                                     $(878) $(2,185)

Amortization                                             680      453
Stock-based compensation                                 370      852
Income taxes                                             151       91
                                                      ------- --------

Pro forma earnings (loss)  (a)                          $323    $(789)
                                                      ======= ========

Depreciation                                           1,301      970
Other income, net                                       (188)    (305)
                                                      ------- --------

EBITDA (a)                                            $1,436    $(124)
                                                      ======= ========


             RECONCILIATION OF PRO FORMA BASIC TO DILUTED
                  WEIGHTED AVERAGE SHARES OUTSTANDING
                            (In thousands)
                              (Unaudited)


                                                        Three Months
                                                            Ended
                                                          March 31,
                                                       ---------------
                                                         2003    2002
                                                       ------- -------

Pro forma weighted-average common shares outstanding,
 basic                                                 40,600  39,282
Dilutive effect of employee stock options                 998       -
                                                       ------- -------

Pro forma weighted-average common shares outstanding,
 diluted                                               41,598  39,282
                                                       ======= =======

    CONTACT: Vastera, Inc.
             Erich Shea, 703/287-7814
             emshea@sheahedges.com
                 or
             Rachel Lawrence, 703/661-9006
             rachel.lawrence@vastera.com